                                 Exhibit 3.1
                                 -----------

                          CERTIFICATE OF INCORPORATION

                                       OF

                      SANTA ANITA REALTY ENTERPRISES, INC.

      FIRST. Name. The name of the Corporation is Santa Anita Realty Enterprises, Inc.

      SECOND. Registered Office. The address of its registered office in the State of Delaware is No. 100 West 10th Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. Purposes. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

      FOURTH. Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 13,000,000, of which 10,000,000 shares of the par value of $.10 each are to be of a class designated Common Stock and 3,000,000 of the par value of $.10 each are to be of a class designated Preferred Stock.

      The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or all or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any designated series shall be decreased, shares in the amount of the decrease shall resume the status of authorized but undesignated shares of Preferred Stock.

      FIFTH. Incorporator. The name and mailing address of the incorporator is as follows:

                    NAME                 MAILING ADDRESS
                                         --------
         Royce B. McKinley     Santa Anita Consolidated, Inc.
                                 One Wilshire Building
                                 Los Angeles, California 90017

      SIXTH. By-laws. The original by-laws of the Corporation shall be adopted by the incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, without stockholder approval, to make, alter or repeal the by-laws of the Corporation.

      SEVENTH. Right to Amend Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       EIGHTH. Cumulative Voting.

          (a) Every stockholder complying with subdivision (b) hereof and entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principal among as many candidates as the shareholder thinks fit.

          (b) No stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

          (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

      THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and accordingly has hereunto set his hand this 16th day of August, 1979.

                                         By  /s/  ROYCE B. MCKINLEY
                                           ------------------------------
                                                  Royce B. McKinley

CITY OF LOS ANGELES  )
                     )  SS.
STATE OF CALIFORNIA  )

      BE IT REMEMBERED, that on this 16th day of August, 1979, personally came before me Huldah C. Withers, a Notary Public in and for the State of California, Royce B. McKinley, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                            /s/ HULDAH C. WITHERS
                                          ---------------------------
                                                  Notary Public

[SEAL ]

- ---------------------------------------
[GREAT SEAL OF THE STATE OF CALIFORNIA]
OFFICIAL SEAL
HULDAH C. WITHERS
NOTARY PUBLIC CALIFORNIA
LOS ANGELES COUNTY
My comm. expires JUL 16, 1982
- ---------------------------------------

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                      OF

                     SANTA ANITA REALTY ENTERPRISES, INC.

      We, the undersigned, being the duly elected President and Chief Executive Officer and Secretary of Santa Anita Realty Enterprises, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, to hereby certify:

      FIRST, that by unanimous written consent of the Board of Directors of the Company acting without a meeting and effective as of April 15, 1981, the Board approved a proposed amendment to the Certificate of Incorporation of the Company by approving the following recitals and resolutions:

          WHEREAS, Article FOURTH of this corporation's Certificate of Incorporation currently authorizes the issuance of 10,000,000 shares of this corporation's Common Stock, $.10 par value, and 3,000,000 shares of this corporation's Preferred Stock, $.10 par value; and

          WHEREAS, as of March 18, 1981, 5,629,192 shares of Common Stock were issued and outstanding, 30,000 shares of Common Stock were reserved for issuance pursuant to this corporation's Employee Stock Option Plan and 10,000 shares of Common Stock were reserved for issuance pursuant to options granted under the Santa Anita Operating Company ("Operating Company") Employee Stock Option Plan; and

          WHEREAS, this Board of Directors deems it advisable and in the best interests of this corporation to increase the authorized number of shares of Common

     Stock and Preferred Stock in order to have the flexibility to issue additional shares when appropriate to strengthen the corporation.

               NOW, THEREFORE, BE IT RESOLVED, that the proposed amendment to this corporation's Certificate of Incorporation described under "Approval of Amendment to Certificate of Incorporation" in the April 3, 1981 draft of this corporation's proxy statement in connection with 1981 Annual Meeting of Shareholders (the "Draft Proxy Statement") is hereby approved.

               RESOLVED, FURTHER, that the officers of this corporation, and each of them, are hereby authorized and directed to take whatever steps are necessary to present the proposed amendment to shareholders for their approval at the 1981 Annual Meeting of Shareholders.

               RESOLVED, FURTHER, that if the shareholders approve the proposed amendment, the officers of this corporation, and each of them, are hereby authorized and directed to file with the Secretary of State of the State of Delaware a certificate setting forth the amendment and certifying that it has been duly adopted in accordance with Delaware Law.

          SECOND: That the following is a true and correct excerpt from the section entitled "Approval of Amendment to Certificate of Incorporation" in the April 3, 1981 draft of the Company's proxy statement in connection with the 1981 Annual Meeting of Shareholders, which section was incorporated by reference into the foregoing resolutions:

               "As amended, the first paragraph of Article FOURTH of the Company's Certificate of Incorporation would read as follows:

                    'FOURTH: Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000, of which 20,000,000 shares of the par value of $.10 each are to be of a class designated Common Stock and 6,000,000 of the par value of $.10 each are to be of a class designated Preferred Stock.'

     The remaining paragraph of Article FOURTH would be unchanged."

          THIRD: That at the Annual Meeting of Shareholders held May 28, 1981, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the proposed amendment.

          FOURTH: That this certificate is filed pursuant to Section 242 of the Delaware General Corporation Law, as amended.

          Executed this 29th day of May, 1981.

                                        SANTA ANITA REALTY ENTERPRISES, INC.



                                        By /s/ ROYCE B. MCKINLEY
                                           ----------------------------
                                            Royce B. McKinley
                                            President and Chief
                                              Executive Officer

ATTEST:

/s/ GLENN L. CARPENTER
- ----------------------
Glenn L. Carpenter
Secretary

STATE OF CALIFORNIA       )
                          ) SS.
COUNTY OF ORANGE          )

          On this 29 day of May 1981, personally appeared before me Royce B.
                  ---
McKinley and Glenn L. Carpenter, known to me to be President and Chief Executive Officer and Secretary, respectively, of Santa Anita Realty Enterprises, Inc., a Delaware corporation, and executed the within Instrument on behalf of the corporation therein named.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      /s/ PAMELA L. LAIPPLE
                                      ---------------------------------------
                                      Notary Public in and for said State
                                        Pamela L. Laipple

(SEAL)

- ---------------------------------------
[GREAT SEAL OF THE STATE OF CALIFORNIA]
OFFICIAL SEAL
PAMELA L. LAIPPLE
NOTARY PUBLIC - CALIFORNIA
PRINCIPAL OFFICE IN
ORANGE COUNTY
My Commission Expires Aug. 9, 1982
- ---------------------------------------

                         CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     SANTA ANITA REALTY ENTERPRISES, INC.

          We, the undersigned, being the duly elected President and Chief Executive Officer and Secretary of Santa Anita Realty Enterprises, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, do hereby certify:

          FIRST:     That by unanimous vote of the Board of Directors of the
Company at a special meeting held on March 17, 1986, the Board approved the amendment of the Certificate of Incorporation of the Company by the addition of Articles Ninth, Tenth and Eleventh. The Board approved the following amendments to the Certificate of Incorporation of the Company:

NINTH:

Part 1. Vote Required for Certain Business Combinations
- -------------------------------------------------------

          1.1. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or any other Article of this Certificate of Incorporation, and except as otherwise expressly provided in Part 2 of this Article Ninth:

          (a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or

     (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

          (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities by the Corporation or any Subsidiary upon the conversion of convertible securities of the Corporation or any Subsidiary into stock of the Corporation or any Subsidiary; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (a) 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote in the election of directors (the "Voting Stock"), and (b) a majority of the combined voting power of the then outstanding shares of Voting Stock held by persons who are Disinterested Stockholders, provided, however, that the majority vote requirement of this
              ----------
clause (b) shall not be
applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of combined voting power of the then outstanding shares of Voting Stock. The foregoing affirmative vote requirements are here-inafter referred to as the "Special Vote Requirement." The Special Vote Requirement shall be applicable notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          1.2. Definition of "Business Combination." The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of Section 1.1.

Part 2. When Special Vote Requirement Is Not Applicable
- -------------------------------------------------------

          The provisions of Part 1 of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following Sections 2.1 and 2.2 are met:

          2.1. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors.

          2.2. Price and Procedural Requirements. All of the following conditions shall have been met:

          (a) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (i) the highest price paid for any share of Common Stock by any person who is an Interested Stockholder within the two-year period immediately prior to the time of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is the higher; or (ii) the Fair Market Value per share of the Corporation's Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. The price paid for any share of Common Stock shall be the amount of cash plus the Fair Market Value of any other consideration to be received therefor, determined at the time of payment thereof.

          (b) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received in such Business Combination by holders of securities of the Corporation other than Common Stock shall be at least equal to the higher of (i) if applicable, the highest preferential amount to which the holders of such securities are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, (ii) the highest price paid for any of such securities by any person who is an Interested Stockholder within the two-year period immediately prior to the Announcement Date or in the transaction in which such person became an Interested Stockholder, whichever price is higher, (iii) the Fair Market Value of such securities on the Announcement Date or the Determination Date, whichever is higher, or (iv) if such securities are convertible into or exchangeable for shares of Common Stock, the amount per share of such Common Stock determined pursuant to the foregoing paragraph (a) reduced by any amount payable by the holders of such securities in accordance with the terms of such securities, per share, upon such conversion or exchange, multiplied by the total number of shares of Common Stock into which or for which such securities are convertible or exchangeable.

          (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same forms the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (ii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Part 3. Certain Definitions
- ---------------------------

            For the purposes of this Article Ninth:

          3.1. A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

          3.2. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (a) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3.3. A person shall be a "beneficial owner" of any Voting Stock:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          3.4. For the purposes of determining whether a person is an Interested Stockholder pursuant to Section 3.2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of
Section 3.3 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          3.5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

          3.6. "Subsidiary" means any corporation of which more than a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Section 3.2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary, or by the Corporation and one or more Subsidiaries.

          3.7. "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

          3.8. "Disinterested Stockholder" means a holder of Voting Stock who is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and whose shares are not deemed owned by an Interested Stockholder through application of Section 3.3.

          3.9. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
(b) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the Fair Market Value of such securities or property on the date in question as determined by a majority of the Continuing Directors in good faith. If the stock is paired for purposes of trading with that of any other corporation, the Fair Market Value of the paired stock shall be determined pursuant to the pairing or other agreement which provides for the determination of the relative values of the stock of the Corporation and the stock of such other corporation, after determining the Fair Market Value of the paired stock as set forth above.

          3.10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in Sections 2.2(a), (b) and (c) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Part 4. Directors' Duty to Determine Certain Facts
- --------------------------------------------------

          The majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Ninth, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article Ninth, including (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of Section
2.2 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more; and the good faith determination of a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article Ninth.

Part 5. No Effect on Fiduciary Obligations of Interested Stockholders
- ---------------------------------------------------------------------

          Nothing contained in this Article Ninth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Part 6. Amendment, Repeal, Inconsistent Provisions
- --------------------------------------------------

          Notwithstanding any other provisions of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation shall require for approval the affirmative vote of at least (a) 80% of the combined voting power of the then outstanding shares of Voting Stock and (b) a majority of the combined voting power of the then outstanding shares of Voting Stock held by persons who are Disinterested Stockholders, provided that the majority vote requirement of this clause (b) shall not be applicable if the proposal is approved by the affirmative vote of not less than 90% of the combined voting power of the then outstanding shares of Voting Stock.

TENTH:

          (a) The number of directors shall be as provided in the by-laws. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible and to have the number provided in the by-laws. At the annual meeting of stockholders in 1986, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. Any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all the remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class in which the vacancy occurred. Notwithstanding any other provision of this Article, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorships shall be in addition to the number of directors provided in the by-laws and such directors shall not be classified pursuant to this Article.

          (b) Any action required or permitted to be taken by holders of stock of the Corporation must be taken at a meeting of such holders and may not be taken by consent in writing. The by-laws of the Corporation may be amended by the stockholders only by the affirmative vote of at least 80% of the voting power of the Corporation. Notwithstanding any other provision of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article Tenth shall require for approval the affirmative vote of at least 80% of the voting power of the Corporation.

ELEVENTH:

          The Board of Directors shall base the response of this Corporation to any proposed Business Combination on the Board of Directors' evaluation of what is in the best interest of this Corporation. In evaluating what is in the best interest of this Corporation, the Board of Directors shall consider:

          (a) The best interest of the shareholders. For this purpose, the Board shall consider among other factors, not only the consideration offered in the proposed Business Combination in relation to the then current market price of this Corporation's stock, but also in relation to the then current value of this Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of this Corporation as an independent entity; and

          (b) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects on the communities in which this Corporation and its subsidiaries operate and are located.

          SECOND:    That the above-referenced amendments to the Certificate of
Incorporation were set forth in the Company's proxy statement dated March 26, 1986 in connection with the Company's Annual Meeting of Shareholders.

          THIRD:     That at the Annual Meeting of Shareholders held May 13,
1986, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the above-referenced amendments.

          FOURTH:    That this certificate is filed pursuant to Section 242 of
the Delaware Corporation Law, as amended.

          Executed this 19th day of May, 1986.

                                          SANTA ANITA REALTY ENTERPRISES, INC.


                                       By /s/ ROYCE B. MCKINLEY
                                          -----------------------------
                                          Royce B. McKinley
                                          President and Chief Executive
                                            Officer

ATTEST:

/s/ GLENN L. CARPENTER
- ----------------------
Glenn L. Carpenter
Secretary

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     SANTA ANITA REALTY ENTERPRISES, INC.

          We, the undersigned, being the duly elected President and Chief Executive Officer and Secretary of Santa Anita Realty Enterprises, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, do hereby certify:

          FIRST:     That by unanimous vote of the Board of Directors of the
Company at a regular, quarterly meeting held on February 26, 1987, the Board approved an amendment of the Certificate of Incorporation of the Company by the addition of Article Twelfth thereto, which reads as follows:

TWELFTH:

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

          SECOND:    That the above-referenced amendment to the Certificate of
Incorporation was set forth in the Company's proxy statement dated March 31, 1987 in connection with the Company's Annual Meeting of Shareholders.

          THIRD:     That at the Annual Meeting of Shareholders held May 19,
1987, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the above-referenced amendment.

          FOURTH:     That this certificate is filed pursuant to Section 242 of
the Delaware Corporation Law, as amended.

          Executed this 5th day of June, 1987.

                                   SANTA ANITA REALTY ENTERPRISES, INC.

                                By /s/ ROYCE B. MCKINLEY
                                   -------------------------------------
                                   Royce B. McKinley
                                   President and Chief Executive Officer

ATTEST:

/s/ GLENN L. CARPENTER
- ----------------------
Glenn L. Carpenter
Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                      SANTA ANITA REALTY ENTERPRISES, INC.

          We, the undersigned, being the duly elected Chairman of the Board of Directors and Chief Executive Officer, and President and Secretary of Santa Anita Realty Enterprises, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:

          FIRST, That by unanimous written consent of the Board of Directors of the Company acting without a meeting and effective as of March 9, 1990, the Board of Directors approved a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing the proposed amendment to be presented to the stockholders of the Company at the next annual meeting of stockholders for their consideration. The resolution setting for the proposed amendment is as follows:

             RESOLVED, that the Certificate of Incorporation of the Corporation be amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by amending the first paragraph of Article FOURTH thereof to read as follows:

                    "FOURTH: Capitalization: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 46,000,000, of which 40,000,000 shares of the par value of $0.10 each are to be of a class designated Common Stock and 6,000,000 of the par value of $0.10 each are to be of a class designated Preferred Stock."

               SECOND: That at the Annual Meeting of Shareholders held May 3, 1990, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the above-referenced amendment.

               THIRD: That the above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.

               IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed on behalf of Santa Anita Realty Enterprises, Inc. by its duly authorized officers this 3rd day of May, 1990.


                                        SANTA ANITA REALTY ENTERPRISES, INC.

                                     By /s/ ROYCE B. MCKINLEY
                                        -------------------------------------
                                        Royce B. McKinley
                                        Chairman of the Board of Directors
                                           and Chief Executive Officer

     ATTEST:

     /s/ GLENN L. CARPENTER
     ----------------------
     Glenn L. Carpenter
     President and Secretary

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                      OF
                     SANTA ANITA REALTY ENTERPRISES, INC.

     We, the undersigned, being the duly elected President and Secretary of Santa Anita Realty Enterprises, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:

     FIRST, That at a meeting held on February 11, 1993, the Board of Directors of the Company approved a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing the proposed amendment to be presented to the stockholders of the Company at the next annual meeting of stockholders for their consideration. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by amending the first paragraph of Article FOURTH thereof to read as follows:

     "FOURTH: Capitalization: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 25,000,000 of which 19,000,000 shares of the par value of $0.10 each are to be of a class designated Common Stock and 6,000,000 of the par value of $0.10 each are to be of a class designated Preferred Stock."

     SECOND, That at the Annual Meeting of Shareholders held May 4, 1993, and pursuant to notice duly given, the holders of a majority of the outstanding shares of the Company's Common Stock voted in favor of the above-referenced amendment.

     THIRD, That the above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.

     IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed on behalf of Santa Anita Realty Enterprises, Inc. by its duly authorized officers this 28th day of May, 1993.

                                    SANTA ANITA REALTY ENTERPRISES, INC.


                                    By  /s/ GLENN L. CARPENTER
                                        -------------------------------
                                        Glenn L. Carpenter
                                        President

ATTEST:

/s/ DONALD G. HERRMAN
- ------------------------
Donald G. Herrman
Secretary